EXHIBIT 10.2

Summary of CEO and CFO Compensation Arrangements

Gianfranco Gracchi receives $10,000 per month for his service as Chief Executive Officer of Ghost.

Cristina Avramut receives $1,500 per month for her service as Chief Financial Officer of Ghost.